UNITED STATES

SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 22, 2015

NiSource Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16189	35-2108964
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

801 East 86th Avenue Merrillville, Indiana		46410
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (877) 647-5990

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On May 22, 2015, Columbia Pipeline Group, Inc. (“CPG”), a wholly owned subsidiary of NiSource Inc. (“NiSource”) (NYSE: NI), closed its previously announced private placement of $2.75 billion in aggregate principal amount of its senior notes, comprised of $500 million of 2.45% senior notes due 2018 (the “2018 Notes”), $750 million of 3.30% senior notes due 2020 (the “2020 Notes”), $1,000 million of 4.50% senior notes due 2025 (the “2025 Notes”) and $500 million of 5.80% senior notes due 2045 (the “2045 Notes” and, together with the 2018 Notes, 2020 Notes and 2025 Notes, the “Notes”). The Notes were issued at a discount, for net proceeds of approximately $2.721 billion after deducting the Initial Purchasers’ discount and estimated offering expenses of CPG. The private placement was completed pursuant to the Purchase Agreement, dated May 19, 2015 (the “Purchase Agreement”), by and among CPG and certain subsidiary guarantors named therein (the “Guarantors”) and J.P. Morgan Securities LLC, Mitsubishi UFJ Securities (USA), Inc. and Scotia Capital (USA) Inc., as representatives of the initial purchasers named therein (the “Initial Purchasers”).

Indenture

The Notes are governed by an Indenture, dated as of May 22, 2015 (the “Indenture”), entered into by CPG and the Guarantors with U.S. Bank National Association, as trustee (the “Trustee”).

The initial Guarantors are three wholly owned subsidiaries of CPG, Columbia Energy Group, CPG OpCo LP and CPG OpCo GP LLC. The Notes are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by all of the Guarantors. Each guarantee of CPG’s obligations under the Notes is a direct, unsecured and unsubordinated obligation of the applicable Guarantor and has the same ranking with respect to indebtedness of that Guarantor as the Notes have with respect to CPG’s indebtedness.

The Notes and the guarantees are (a) unsecured, (b) effectively junior in right of payment to any future secured indebtedness of CPG and the Guarantors, (c) equal in right of payment with any existing and future unsubordinated indebtedness of CPG and the Guarantors, and (d) senior in right of payment to any future subordinated indebtedness of CPG and the Guarantors.

The Indenture contains covenants that, among other things, limit the ability of CPG and certain of its subsidiaries to incur liens, to enter into sale and lease-back transactions and to enter into mergers, consolidations or transfers of all or substantially all of their assets. The Indenture also contains customary events of default.

The 2018 Notes will mature on June 1, 2018, the 2020 Notes will mature on June 1, 2020, the 2025 Notes will mature on June 1, 2025 and the 2045 Notes will mature on June 1, 2045. Interest on the Notes of each series will be payable semi-annually in arrears on June 1 and December 1, commencing on December 1, 2015.

If NiSource does not complete the distribution of all of CPG’s outstanding shares of common stock to NiSource’s stockholders (the “Distribution”) on or prior to October 2, 2015, CPG will be required to redeem all of the Notes of each series at a redemption price equal to 101% of the principal amount of the Notes to be redeemed (the “Mandatory Redemption Price”) plus accrued and unpaid interest to the redemption date. CPG may also redeem all of the Notes of each series at its option at the Mandatory Redemption Price plus accrued and unpaid interest to the redemption date if, prior to October 2, 2015, CPG determines in its sole discretion that the Distribution will not occur on or prior to that date.

Upon the occurrence of certain Change of Control Triggering Events (as defined in the Indenture), each holder of the Notes will have the right to require that CPG purchase all or a portion of such holder’s Notes of such series at a purchase price in cash equal to 101% of the principal amount thereof plus any accrued and unpaid interest to, but not including, the date of purchase.

A copy of the Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing discussion of the Indenture in this report is a summary and is qualified in its entirety by the terms of the Indenture.

The Notes were offered in the United States only to qualified institutional buyers in reliance on the exemption from registration provided by Rule 144A and outside the United States to non-U.S. persons in compliance with Regulation S.

Registration Rights Agreement

In connection with the private placement of the Notes, on May 22, 2015, CPG and the Guarantors entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Initial Purchasers, pursuant to which CPG and the Guarantors agreed to file, and use their reasonable best efforts to cause to become effective, an exchange offer registration statement with the Securities and Exchange Commission (the “Commission”) and to consummate an exchange offer within 360 days after the date of issuance of the Notes pursuant to which holders of each series of the Notes can exchange the Notes issued in the offering for registered notes having the same terms as the Notes. Under certain circumstances set forth in the Registration Rights Agreement, in lieu of a registered exchange offer, CPG and the Guarantors must file, and use reasonable best efforts to cause to become effective, a shelf registration statement for the resale of the Notes. If CPG fails to satisfy these obligations on a timely basis, the annual interest borne by the Notes will be increased by up to 0.50% per annum until the exchange offer is completed or the shelf registration statement is declared effective.

A copy of the Registration Rights Agreement is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing discussion of the Registration Rights Agreement in this report is a summary and is qualified in its entirety by the terms of the Registration Rights Agreement.

Relationships

The Initial Purchasers and their respective affiliates have in the past performed commercial banking, investment banking, trust and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In addition, affiliates of some of the Initial Purchasers are lenders, and in some cases agents for the lenders, under CPG’s credit facility.

ITEM 2.03 Creation of a Direct Financial Obligation.

The information set forth under the heading “Indenture” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

4.1	Indenture, dated as of May 22, 2015, by and among CPG, the Guarantors and U.S. Bank National Association, as Trustee, governing the Notes.

4.2	Registration Rights Agreement, dated as of May 22, 2015, by and among CPG, the Guarantors and the Initial Purchasers, relating to the Notes.

4.3	Form of 2.45% Senior Note due 2018 (included in Exhibit 4.1).

4.4	Form of 3.30% Senior Note due 2020 (included in Exhibit 4.1).

4.5	Form of 4.50% Senior Note due 2025 (included in Exhibit 4.1).

4.6	Form of 5.80% Senior Note due 2045 (included in Exhibit 4.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2015	NISOURCE INC.

	By:	/s/ David J. Vajda
	Name:	David J. Vajda
	Title:	Vice President, Treasurer and Chief Risk Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Indenture, dated as of May 22, 2015, by and among CPG, the Guarantors and U.S. Bank National Association, as Trustee, governing the Notes.

4.2	Registration Rights Agreement, dated as of May 22, 2015, by and among CPG, the Guarantors and the Initial Purchasers, relating to the Notes.

4.3	Form of 2.45% Senior Note due 2018 (included in Exhibit 4.1).

4.4	Form of 3.30% Senior Note due 2020 (included in Exhibit 4.1).

4.5	Form of 4.50% Senior Note due 2025 (included in Exhibit 4.1).

4.6	Form of 5.80% Senior Note due 2045 (included in Exhibit 4.1).